               FORBEARANCE AND AMENDMENT AGREEMENT


     THIS AGREEMENT is made as of January 11, 1996 between NUCLEAR METALS, INC., a Massachusetts corporation ("Nuclear Metals"), CAROLINA METALS, INC., a Delaware corporation ("Carolina Metals," together with Nuclear Metals, "Borrowers") and STATE STREET BANK AND TRUST COMPANY, an FDIC insured Massachusetts chartered trust company ("Bank").

                             RECITALS

     A. The Bank and Barnwell County, South Carolina ("Issuer") entered into a certain Indenture ("1982 Indenture") dated as of May 11, 1982 in connection with which the Issuer executed and delivered to the Bank a certain
Industrial Development Revenue Note ("1982 Revenue Note") dated May 11, 1982 in the original principal amount of $5,000,000. Pursuant to a Financing Agreement ("1982 Financing Agreement") between the Issuer and the Borrowers dated as of May 11, 1982, among other things, the Borrowers are obligated to pay to the Issuer the amounts required to be paid by the Issuer to the Bank under the 1982 Revenue Note. To secure the obligations of the Borrowers to the Issuer under the 1982 Financing Agreement, the Borrowers granted to the Issuer a mortgage on and a security interest in the "Mortgaged Property," as defined in the 1982 Financing Agreement, including a first mortgage ("First Mortgage") on the real property and buildings thereon owned by Carolina Metals and located at Highway 80, Barnwell, South Carolina ("South Carolina Real Property").

     B. Pursuant to the 1982 Indenture, the Issuer assigned to the Bank, among other things, the First Mortgage and the obligation of the Borrowers to pay the amounts required to be paid by the Issuer under the 1982 Revenue Note.

     C. In connection with the 1982 Financing Agreement and 1982 Indenture, Nuclear Metals executed and delivered to the Bank a Guaranty ("1982 Guaranty") by which, among other things, it irrevocably and unconditionally guarantees to the Bank the full and prompt payment of the principal and interest due under the 1982 Revenue Note and any other sums due and payable by the Issuer thereunder or under the 1982 Indenture.

     D. The Bank and the Issuer entered into a certain Indenture ("1984 Indenture") dated as of September 27, 1984 in connection with which the Issuer executed and delivered to the Bank a certain Industrial Development Revenue Note ("1984 Revenue Note"; together with the 1982 Revenue Note, "Revenue Notes") dated September 27, 1984 in the original principal amount of $3,200,000. Pursuant to a Financing Agreement ("1984 Financing Agreement") between the Issuer and Carolina Metals dated as of September 27, 1984, among other things, Carolina Metals is obligated to pay to the Issuer the amounts required to be paid by the Issuer to the Bank under the 1984 Revenue Note.
To secure the obligations of Carolina Metals to the Issuer under the 1984 Financing Agreement, Carolina Metals granted to the Issuer a mortgage on and a security interest in the "Mortgaged Property," as defined in the 1984 Financing Agreement, including a second mortgage ("Second Mortgage") on the South Carolina Real Property.

     E. Pursuant to the 1984 Indenture, the Issuer assigned to the Bank, among other things, the Second Mortgage and the obligation of Carolina Metals to pay the amounts required to be paid by the Issuer under the 1984 Revenue Note.

     F. In connection with the 1984 Financing Agreement and 1984 Indenture, the Borrowers executed and delivered to the Bank a Guaranty ("1984 Guaranty") by which,

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among other things, they irrevocably and unconditionally guarantee to the
Bank the full and prompt payment of the principal and interest due under the 1984 Revenue Note and any other sums due and payable by the Issuer thereunder or under the 1984 Indenture. The 1982 Indenture, 1982 Financing Agreement, 1982 Guaranty, 1984 Indenture, 1984 Financing Agreement, 1984 Guaranty and the Revenue Notes are hereinafter collectively referred to as the "Bond Documents."

     G. The Borrowers and the Bank entered into a Credit Agreement ("Credit Agreement") dated as of March 31, 1995, as amended by First Amendment to Credit Agreement ("First Amendment") dated as of June 30, 1995. Pursuant to the Credit Agreement, the Bank established a credit facility in favor of the Borrowers in the aggregate amount of $5,650,000 evidenced by, among other things (a) a Revolving Credit Note ("Revolving Note") dated March 31, 1995, as amended by Amendment to Revolving Credit Note dated as of June 30, 1995 in the principal amount of $3,250,000, and (b) a Term Note ("Term Note") dated March 31, 1995 in the original principal amount of $2,400,000.

     H. On September 26, 1995, the Bank and the Borrowers entered into a certain letter agreement ("Line of Credit Agreement") by which the Bank established a demand line of credit facility in favor of the Borrowers in the amount of $2,000,000. Such facility is evidenced by, among other things, a Line of Credit Demand Note ("Demand Note") dated September 26, 1995 in the principal amount of $2,000,000. The Revolving Note, Term Note and Demand Note are hereinafter collectively referred to as the "1995 Notes".

     I. In connection with the Line of Credit Agreement, (a) Nuclear Metals and the Bank entered into a Warrant Agreement ("Warrant Agreement") dated September 26, 1995,

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and (b) Nuclear Metals issued to the Bank a certain warrant ("Warrant")
evidencing the Bank's right to purchase at any time on or before September 26, 2005, 25,000 shares of Nuclear Metals common stock, $.10 par value, at a purchase price of $11.89 per share (as such number of shares and such price per share may be adjusted pursuant to the Warrant). The Credit Agreement, Line of Credit Agreement, 1995 Notes, the Warrant Agreement, Warrant, the "Security Agreement" and the "1995 Guaranty" (each as defined below) and all other agreements and instruments executed in connection with any of the foregoing other than this Agreement, are hereinafter collectively as the "Loan Documents." The obligations to the Bank of the Borrowers under the Loan Documents (other than the Warrant, Warrant Agreement and 1995 Guaranty) are joint and several.

     J. To secure the obligations of the Borrowers to the Bank under the Loan Documents and the Bond Documents, the Borrowers pursuant to a Joint Security Agreement ("Security Agreement") dated as of March 31, 1995, as amended by the First Amendment and First Amendment to Joint Security Agreement dated as of September 26, 1995, granted the Bank a security interest in all accounts, inventory, equipment and general intangibles (including all tax refunds, patents, patent applications, trademarks and trademark applications) in which either Borrower then had or thereafter acquired any rights and the proceeds therefrom and accessions thereto (collectively, "Collateral"). The Bank perfected such security interest by the filing of UCC-1 Financing Statements with the Massachusetts Secretary of State's Office, the Town Clerk of Concord, Massachusetts and the South Carolina Secretary of State's Office. Additionally, the Bank filed with the United States Patent and Trademark Office a Trademark Assignment of Security between Nuclear Metals and the Bank dated

September 26, 1995 and a Patent Assignment of Security between Nuclear Metals and the Bank dated September 26, 1995 relating to the trademarks and patents respectively described therein.

     K. Subsequent to the closing of the transactions contemplated by the Credit Agreement, Carolina Metals executed and delivered to the Bank a Guaranty Agreement ("1995 Guaranty") dated as of April 13, 1995 by which, among other things, Carolina Metals unconditionally guarantees to the Bank the prompt payment and performance of all obligations of Nuclear Metals to the Bank, including without limitation, any obligation and liability of Nuclear Metals related to or in connection with any foreign exchange transaction between Nuclear Metals and the Bank.

     L. The Borrowers are in default of their obligations to the Bank under the Loan Documents and the Bond Documents.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. CAPITALIZED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

     2.  CURRENT INDEBTEDNESS.

         (a) As of the date hereof, the total indebtedness of the Borrowers due and owing to the Bank under, arising from or in connection with the Loan Documents is $3,890,200.04, comprised of (i) $1,000,000 in principal and $2,500.00 in interest under the Revolving Note,
     (ii) $1,680,000 in principal and $4,666.67 in interest under the Demand Note, and (iii) $1,200,000.03 in principal and $3,033.34 in interest under the Term Note, plus fees and charges and costs of collection, including the unpaid arrears in the amount of $42,261.67 for the 1% facility fee ("Facility Fee Arrears") under the Line of Credit Agreement for the months of September, October, November and December of 1995 and reasonable attorneys' fees (collectively, together with any and all reimbursement obligations of the Borrowers under, in connection with or related to any letter of credit issued by the Bank for the account of either Borrower (collectively, (L/C's), "Credit Agreement Obligations"). The Credit Agreement Obligations are joint and several obligations of the Borrowers to the Bank.

         (b) As of the date hereof, the total indebtedness of the Borrowers due and owing to the Bank under, arising from or in connection with the Bond Documents is $658,204.12, comprised of (i) $357,142.78 in principal and $590.30 in interest under the 1982 Revenue Note, and
     (ii) $300,000.00 in principal and $471.04 in interest under the 1984 Revenue Note, plus fees, charges, costs of collection, including reasonable attorneys' fees (collectively, "Bond Obligations"). The Credit Agreement Obligations and the Bond Obligations are hereinafter collectively referred to as the "Obligations." The Obligations are due and owing to the Bank without setoff, counterclaim or defense.

     3. VALIDITY AND PRIORITY OF SECURITY INTEREST; MORTGAGE.

         (a) The security interest granted to the Bank by the Borrowers pursuant to the Security Agreement, as amended hereby, (i) constitutes a first priority perfected valid, binding and enforceable security interest in the Collateral, together with all other personal property of the Borrowers which may be perfected by the filing of UCC-1

     Financing Statements, and (ii) such security interest secures the Obligations, together with any and all other obligations of the Borrowers to the Bank now existing or hereafter arising, including all other obligations of the Borrowers to the Bank under, related to or in connection with this Agreement, as may be amended from time to time, and the Loan Documents and Bond Documents, as amended hereby and as may be further amended from time to time.

         (b) Pursuant to the First Mortgage, Second Mortgage, 1982 Indenture and 1984 Indenture, the Bank has a duly recorded, valid and binding and enforceable first mortgage and second mortgage on the South Carolina Real Property, each of which secures the Bond Obligations.

     4.  DEFAULTS.  The Borrowers are in default of (a) Section 1.02(a),
Section 1.02(c), Section 4.08, Section 4.12, Section 4.13, Section 4.22 and clause (k) of Article V of the Credit Agreement, (b) paragraph numbered 3 of
the Line of Credit Agreement, and (c) Section 3.3 of the 1984 Guaranty.   The
above defaults (other than the default relating to Sections 4.12 and 4.13 of the Credit Agreement) shall be deemed to be waived until the Maturity Date; upon which such limited waiver shall be void and of no effect and the Bank shall have, without limitation, rights available to it under this Agreement, the Loan Documents, the Bond Documents and applicable law. In the event that any other or additional Event of Default occurs or any other or additional default occurs under the Bond Documents subsequent to the date hereof, this limited waiver shall be deemed void and of no effect, at the election of the Bank. The defaults with regard to Sections 4.12 and 4.13 of the Credit Agreement shall be deemed waived, provided, however, such waiver shall be void and of no effect if on or before

April 1, 1996, (a) the Borrowers and Palmetto Federal Savings Bank of South Carolina ("Palmetto") have not executed and delivered to the Bank a subordination and intercreditor agreement regarding Palmetto's secured $500,000 loan ("Palmetto Loan") to CMI, which agreement shall be in form and substance satisfactory to the Bank, or (b) if the Borrowers have not requested any funding of the Palmetto Loan, (i) the borrowing facility thereunder has been terminated, (ii) the Borrowers have obtained a release from Palmetto of all obligations and liabilities relating to the Palmetto Loan in form and substance satisfactory to the Bank and any notes issued in connection therewith have been marked "canceled" and returned to the Borrowers and (iii) the Borrowers have obtained from Palmetto discharges and releases of all liens and encumbrances in favor of Palmetto on any real or personal property of either Borrower, which discharges and/or releases shall be in form and substance satisfactory to the Bank.

     5.  VALIDITY AND ENFORCEABILITY OF DOCUMENTS.

         (a) The Loan Documents and the Bond Documents, as amended hereby, are valid, binding and enforceable against the parties thereto in accordance with their respective terms.

         (b) The 1995 Guaranty is a valid, binding and enforceable absolute and unconditional guaranty by which Carolina Metals guarantees to the Bank the payment of the Obligations, together with the payment and performance of all other obligations to the Bank of Nuclear Metals now existing or hereafter arising.

         (c) The 1984 Guaranty, as amended hereby, is a valid, binding enforceable absolute and unconditional guaranty by which the Borrowers guarantee to the Bank the full and prompt payment of the principal and interest due under the 1984 Revenue Note and any other sums due and payable by the Issuer thereunder or under the 1984 Indenture.

         (d) The 1982 Guaranty, as amended hereby, is a valid, binding enforceable absolute and unconditional guaranty by which Nuclear Metals guarantees to the Bank the full and prompt payment of the principal and interest due under the 1982 Revenue Note and any other sums due and payable by the Issuer thereunder or under the 1982 Indenture.


         (e) The Warrant is a valid, binding and enforceable warrant pursuant to which the Bank has the right to purchase on or before September 26, 2005, 25,000 shares of Nuclear Metals common stock, $.10 par value, at a purchase price of $11.89 per share (as such number of shares and such price per share may be adjusted pursuant to the Warrant).


     6. REPRESENTATIONS AND WARRANTIES. The Borrowers represent and warrant to the Bank that:

         (a)  INTENTIONALLY DELETED.

         (b) Attached hereto as SCHEDULE B is a true and accurate copy of the Public Law 85-804 contract adjustment request ("U.S. Request") submitted on September 22, 1995, to the United States Army.

         (c) Attached hereto as SCHEDULE C is a true and correct copy of the contract and any amendments thereto between Nuclear Metals and British Aerospace Limited Royal Ordnance Division ("BAROD") relating to the sale ("BAROD Sale") by Nuclear

     Metals to BAROD of 7,500 CHARM III Ammunition Blanks. The Bank has been named as payee under such contract.

         (d) Attached hereto as SCHEDULE D is a true and accurate list of all respective account debtors of the Borrowers, together with their respective addresses.

         (e) Other than with respect to the Events of Default and defaults described in Section 4 hereof, all of the representations and warranties made to the Bank in the Bond Documents and the Loan Documents are true and accurate as of the date hereof as if made as of the date hereof (except as the same may relate to an earlier date).

         (f) Set forth on SCHEDULE F attached hereto is a true and accurate list of all patents, patent applications, trademarks and trademark applications owned by either Borrower and each such patent and trademark is valid and enforceable and Nuclear Metals or Carolina Metals (as the case may be) is the sole and exclusive owner of the entire and unencumbered right, title and interest therein and thereto (as the case may be), free and clear of any liens, charges, licenses, collateral assignments, mortgages or other encumbrances other than in favor of the Bank.

         (g) Each Borrower has the full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver and perform all of its obligations contained in this Agreement and in the Loan Documents and Bond Documents, as amended hereby, and all documents, agreements or instruments required hereby or incident or collateral hereto and none of such actions will violate any provision of law applicable to its charter documents, or result in the breach of or constitute its default under any agreement or instrument to which either Borrower is bound.

         (h) No Subsidiary of either Borrower (other than CMI) has assets with a fair market value greater than $10,000.

     7.  AMENDMENTS TO CREDIT AGREEMENT.

         (a) Section 1.02(a) of the Credit Agreement is amended by replacing "February 29, 1996" with "December 31, 1996".

         (b) The first paragraph of Section 1.02(b) of the Credit Agreement is amended by replacing the text thereof with the following:

              "The Borrowing Base shall consist of (i) the sum of 70% of Eligible Accounts plus the Overadvance Amount, less (ii) the aggregate dollar amount of L/C's permitted to be outstanding pursuant to Section 1.05(e) hereof, plus (iii) the aggregate amount of certificates of deposit issued by the Bank in favor of either Borrower in which the Bank has a first priority protected security interest.".

         (c) Pursuant to paragraph numbered 3 of the First Amendment, the Bank and the Borrowers acknowledge and agree that only the text of the first paragraph of Section 1.02(b) of the Credit Agreement was replaced with new text.

         (d) Section 1.02(b) of the Credit Agreement is further amended by replacing the last paragraph thereof with the following:

              "'Overadvance Amount' means (a) for the period January 11, 1996 to March 15, 1996, $2,000,000, (b) for the period March 16, 1996 to May 15, 1996, $1,500,000, (c) for the period May
              16, 1996 to October 31, 1996, $1,000,000, and (d) at any time after October 31, 1996, $0.".

         (e) Section 4.22 of the Credit Agreement is revised by replacing the text thereof with the following:

              "The Net Income of the Borrowers on the dates set forth below shall not be less than the amounts set forth opposite such dates:

                    Date                           Net Income
                    ----                           -----------

              March 31, 1996                         $250,000
              June 30, 1996                          $ 25,000
              September 30, 1996                     $175,000
              December 31, 1996 and on the
              last day of each consecutive three-
              month period thereafter                $175,000

               "Net Income" shall mean all net income of the Borrowers before interest and taxes.".

         (f) New Section 4.31 shall be added to the Credit Agreement as follows:

              "SECTION 4.31. WORKING CAPITAL. The Working Capital of the Borrowers on the dates set forth below shall not be less than the amounts set forth opposite such dates:

                   Dates                        Working Capital
                   -----                        ---------------

              January 11, 1996                     $14,250,000
              March 31, 1996                       $14,750,000
              June 30, 1996                        $14,900,000
              September 30, 1996
              December 31, 1996 and on the
              last day of each consecutive three
              month period thereafter              $13,850,000

              'Working Capital' means the current assets (excluding intangible assets such as goodwill, patents, trademarks, research and development costs and similar items deemed to be intangible by the Bank) of the Borrowers less their current liabilities.".

         (g) Article V of the Credit Agreement is revised by replacing "4.30" in clause (i) thereof with "4.31".

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

         (h) Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrowers shall furnish to the Bank a Borrowing Base Certificate on the second and fourth Tuesday of each month.


         (i) Section 6.05 of the Credit Agreement is amended by replacing "William R. Dewey IV" with "Kenneth J. Mooney".

         (j) The Credit Agreement is amended by replacing Exhibit 1.02(b)(ii) thereof with SCHEDULE G attached hereto.

         (k) The Credit Agreement is amended by replacing Exhibit 1.02(f) thereof with SCHEDULE H attached hereto.

     8.  AMENDMENTS TO LINE OF CREDIT AGREEMENT.

         (a) Paragraph numbered 1 of the Line of Credit Agreement is amended by replacing the text thereof with the following:

              "From time to time, at any time prior to December 31, 1995, the Bank may in its absolute and sole discretion advance such funds ("Line of Credit Advances") as either Borrower may request from time to time, by written notice to the Bank. Without limiting the demand nature of the Line of Credit, the Borrowers shall make principal payments to the Bank to reduce the Line of Credit Advances on or before the dates set forth below to the respective amounts set forth opposite each such date:

                                         Principal Balance of
                   Date                Line of Credit Advances
                   ----                -----------------------

              January 12, 1996                    $1,180,000
              January 31, 1996                    $1,080,000
              February 29, 1996                   $  880,000
              March 31, 1996                      $  580,000
              April 15, 1996                      $        0

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

              After December 31, 1995, the Borrowers shall not be entitled to request, and the Bank shall not be obligated to make, any further Line of Credit Advances.".

         (b) Paragraph numbered 2 of the Line of Credit Agreement is amended by deleting the second sentence thereof.

         (c) Paragraph numbered 4 of the Line of Credit Agreement is amended by replacing the text thereof with "DELETED".

         (d) Paragraph numbered 5 of the Line of Credit Agreement is amended by replacing the text thereof with "DELETED".

     9.  Amendments to 1982 Guaranty and 1994 Guaranty.
         (a) The 1982 Guaranty is amended by replacing the text of Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 with "DELETED".

         (b) The 1984 Guaranty is amended by replacing the text of Sections 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7 with "Deleted".

         (c) The occurrence of any Event of Default shall constitute a default under the 1982 Guaranty and 1984 Guaranty.

     10. AMENDMENTS TO SECURITY AGREEMENT.

         (a) Section 1 of the Security Agreement is amended by including in the definition of the term "Collateral" fixtures, documents, instruments, chattel paper (each as defined by the Uniform Commercial Code as adopted in Massachusetts) and all other personal property to the extent not previously included in such definition, in which either Borrower now has or hereafter acquires any rights and the proceeds therefrom (including without limitation, proceeds of insurance) and accessions thereto.

         (b) The term "Credit Agreement," as defined in the Security Agreement is redefined to mean the Credit Agreement dated as of March 31, 1995 between the Borrowers and the Bank, as amended, restated, modified and/or supplemented from time to time.

     11. MANDATORY REPAYMENT UNDER LINE OF CREDIT AGREEMENT, CREDIT AGREEMENT AND COLLATERALIZATION. Notwithstanding anything to the contrary contained in the Line of Credit Agreement, as amended hereby, and without limiting the demand nature of the "Line of Credit" (as defined therein), upon the earlier to occur of (a) any payment by BAROD in respect of the BAROD Sale, and (b) any payment in respect of the U.S. Request, Nuclear Metals shall repay all outstanding Line of Credit Advances (as defined in the Line of Credit Agreement, as amended hereby), together with all accrued interest thereon and all fees and expenses associated therewith. Additionally, upon the earlier to occur of (a) and (b) above, Nuclear Metals shall (i) purchase from the Bank a certificate or certificates of deposit in the aggregate amount of $1,000,000, (ii) pledge to the Bank a first priority security interest therein to secure the Obligations, together with any and all other obligations of the Borrowers to the Bank now existing or hereafter arising,
(iii) evidence such pledge by dating, executing and delivering to the Bank the Security and Pledge Agreement in the form attached to Schedule I hereto or such other agreement as the Bank requires, (iv) take all other actions requested by the Bank in connection with such pledge, including the delivery to the Bank of a legal opinion from Borrowers' counsel covering, among other things, the perfection of such pledge, which opinion shall be in form and substance satisfactory to the Bank, and (v) repay all outstanding Advances under the Credit Agreement, together with accrued interest thereon and all fees and expenses associated therewith. Subsequent to the repayment of such Advances, the Borrowers shall be permitted to request further Advances in accordance with the terms of the Credit Agreement, as amended hereby.

     12. FORBEARANCE AND RESTRUCTURING FEE AND FACILITY FEE ARREARS. On the date hereof, the Bank shall have earned a forbearance and restructuring fee in the amount of $150,000, which the Borrowers shall pay to the Bank in immediately available funds upon the earlier to occur of (a) any Event of Default, (b) December 31, 1996, (c) any payment by BAROD in respect of the BAROD Sale, and (d) any payment in respect of the U.S. Request. Upon the earlier of (a), (b), (c) and (d) above, the Borrowers also shall pay the Facility Fee Arrears. Nothing contained herein shall modify the Borrowers' prospective monthly obligations to pay the 1% facility fee pursuant to the Line of Credit Agreement.

     13. APPOINTMENT OF RECEIVER. Effective upon the occurrence of an Event of Default subsequent to the date hereof, in connection with any action brought by the Bank in a court of competent jurisdiction, the Borrowers irrevocably consent to the appointment of a receiver for each or both of them and their respective assets and businesses and the Borrowers agree to execute any and all documents requested by the Bank relating to the appointment of such receiver or receivers.

     14. ADDITIONAL REMEDIES. In any bankruptcy proceeding involving either Borrower, the Borrowers consent to the granting of relief from the automatic stay of Section 362 of the Bankruptcy Code in favor of the Bank to permit it to exercise its rights and remedies under the Loan Documents, Bond Documents, this Agreement and applicable law, including its rights and remedies as a secured creditor and mortgagee.

     15. WAIVER OF DEFENSES AND RELEASE OF BANK. The Borrowers jointly and severally release, remise and forever discharge the Bank in each of its past, present and future officers, directors, stockholders, agents, employees, affiliates, attorneys, successors and assigns of and from any and all claims, obligations, demands, causes of action, counterclaims and defenses of any kind or nature whatsoever (including any claims, counterclaims or defenses based on so-called lender liability), which either or both of the Borrowers now has against the Bank and/or any of its past, present and future officers, directors, stockholders, agents, employees, affiliates, attorneys, successors and assigns, or ever had from the beginning of the world to the date hereof.

     16. ADDITIONAL INFORMATION.  In addition to the information required by
Section 4.08 of the Credit Agreement, the Borrowers shall furnish the Bank with the following:

         (a)  within 30 days of the end of each monthly accounting period,
     (i) an accounts receivable aging, (ii) an accounts payable aging, and
     (iii) a detailed inventory breakdown, each of which shall be in a form satisfactory to the Bank.

         (b) on the second and fourth Tuesday of each month, a status report in form satisfactory to the Bank, regarding the BAROD Sale, the U.S. Request, the joint venture with Lockheed-Martin, the privatization of United States Enrichment Corporation and the memorandum of understanding between such Corporation, Nuclear Metals and/or Carolina Metals regarding the conversion of Uranium Hexafluoride to Uranium Tetrafluoride and the status of the Borrowers' efforts to raise additional funds through equity or debt investments or the sale of assets.

     17. FINANCIAL ADVISOR. On or before February 15, 1996, the Borrowers shall engage a financial advisor, selected by the Borrowers but acceptable to the Bank, to review the operations and assets of the Borrowers, assist the Borrowers in the preparation of their business plan and in raising additional funds through equity or debt investments or the sale of assets.

     18. ADDITIONAL CAPITAL. On or before July 1, 1996, the Borrowers shall provide to the Bank written evidence in a form satisfactory to the Bank that the Borrowers have raised additional funds sufficient to on or before October 31, 1996 (a) satisfy in full the Obligations (other than contingent obligations under L/C's), and (b) collateralize all contingent obligations of the Borrowers relating to L/C's.

     19. SUBSIDIARIES. If the assets of any Subsidiary (other than CMI) have a fair market value greater than $100,000, such Subsidiary shall (a) execute and deliver to the Bank a guaranty in form and substance satisfactory to the Bank by which it guarantees all obligations of the Borrowers to the Bank, (b) pledge and grant to the Bank a first priority security interest in its assets to secure its guaranty obligations, (c) execute and deliver to the Bank a security agreement in form and substance satisfactory to the Bank effecting the foregoing, (d) execute and deliver to the Bank Uniform Commercial Code Financing Statements required by the Bank, and (e) cause to be delivered to the Bank an opinion from such Subsidiary's counsel in form and substance satisfactory to the Bank.

     20. GOVERNMENT CONTRACTS. In connection with any account due from any municipal, state, federal or foreign governmental unit, the Borrowers shall take all actions required by the Bank to more completely vest in and assure to the Bank its rights as a secured

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

creditor and/or assignee of each such account, including without limitation, all actions required by the Bank in connection with the Federal Assignment of Claims Act.

     21. LOCKBOXES. Unless otherwise agreed to in writing by the Bank, on or before January 31, 1996, the Borrowers shall (a) instruct all of their account debtors to mail remittances directly to "lockboxes" maintained with the Bank, which instructions shall not be rescinded or modified, and (b) enter into lockbox agreements with the Bank in form and substance satisfactory to the Bank. If either Borrower thereafter shall nonetheless receive any collections of accounts and other proceeds of collateral, such Borrower shall hold all such collections and proceeds in trust for the Bank without commingling the same with other funds of such Borrower and such Borrower shall promptly, not later than two days after receipt thereof, transmit such collections and proceeds to its lockbox in the identical form in which they were received by the Borrower. Collections in the lockboxes shall be deposited by the Bank into the respective general accounts of the Borrowers maintained at the Bank, except that the Bank reserves the right in its sole discretion to require collections of accounts and other proceeds of collateral to be deposited into a trust account or trust accounts at the Bank and thereafter to be applied when they become collected funds to reduce the amount outstanding under the Credit Agreement, Line of Credit Agreement and/or Bond Documents.

     22. SUBORDINATED DEBT. The Borrowers shall not amend or modify any agreement or instrument evidencing any Subordinated Debt or any indebtedness due to Palmetto. Any defaults under any Subordinated Debt or under any agreement or instrument evidencing the indebtedness to Palmetto shall constitute an Event of Default under the Credit Agreement.

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

     23. DEFAULT AND RIGHTS AND REMEDIES OF THE BANK. The failure of either Borrower to perform any of its obligations hereunder or any obligations relating to or in connection with the Bond Documents, shall constitute an Event of Default under the Credit Agreement. Additionally, if any representation or warranty made hereunder or in connection herewith shall prove to have been false or incorrect in any material respect when made, it shall constitute an Event of Default under the Credit Agreement. Upon the occurrence of an Event of Default subsequent to the date hereof, the Bank in its discretion may exercise any or all of the rights and remedies under this Agreement, the Loan Documents, the Bond Documents, and/or applicable law, it being understood that no such right or remedy is intended to be exclusive of any other right or remedy, but each and every right and remedy shall be cumulative and shall be in addition to every right and remedy given in this Agreement, the Loan Documents, the Bond Documents now or hereafter existing at law or in equity or by statute, and may be exercised from time to time as often as may be deemed expedient by the Bank.

     24. EXPENSES. The Borrowers shall reimburse the Bank on demand for all reasonable costs, expenses and charges incurred by the Bank in connection with the preparation, administration and enforcement of this Agreement, any and all agreements, instruments and releases executed in connection herewith, the Loan Documents, the Bond Documents and the exercise of the Bank's rights and remedies under any of the foregoing and/or applicable law.

     25. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed one original, but all of which together constituting one and the same instrument.

     26. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     27. CLOSING. The consummation of the transactions contemplated by this Agreement shall take place at a closing to be held on or before January 11, 1996 at the offices of Goodwin, Procter & Hoar, Exchange Place, Boston, Massachusetts, or at such place or time as the parties hereto otherwise may agree.

     28. SUCCESSORS, ETC. This Agreement shall be binding upon and shall inure to the benefits of any successors to or assigns of the parties hereto, and this Agreement and all documents and instruments related hereto may not be amended, waived or modified in any manner without the written consent of the parties hereto.

     29. FURTHER ASSURANCES. The Borrowers shall execute and deliver to the Bank any and all other agreements, documents and instruments as the Bank deems necessary or appropriate to effect fully the purposes of this Agreement. The foregoing provision in no way limits or modifies any of the other obligations of the Borrowers under any other provision in this Agreement.

     30. SETOFF. Any sums due from the Bank to either Borrower, any property in the possession of the Bank and any balance in the Borrowers' accounts with the Bank may be held and treated as collateral security for the payment of the obligations of the Borrowers to the Bank and, before or after the occurrence of an Event of Default, may be applied to the payment of such obligations regardless of the adequacy of other collateral.

     31. CONSENT TO JURISDICTION AND WAIVER OF JURY TRIAL. THE BORROWERS IRREVOCABLY (A) CONSENT AND SUBMIT TO THE JURISDICTION OF THE

UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AND THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS, THE BOND DOCUMENTS AND/OR ANY INSTRUMENT OR DOCUMENT REQUIRED HEREBY OR INCIDENT OR COLLATERAL HERETO, AND (B) WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING THE BANK.

     32. EFFECTIVENESS OF AGREEMENT. This Agreement shall not be effective unless on or before January 12, 1996, the Borrowers shall have made to the Bank a $500,000 principal payment in immediately available funds to reduce Line of Credit Advances (as defined in the Line of Credit Agreement).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the first date above written.

                              NUCLEAR METALS, INC.


                              By: /s/ James M. Spiezio
                                  -----------------------------------
                                  Name:  James M. Spiezio
                                  Title: Vice President - Finance

                              CAROLINA METALS, INC.


                              By: /s/ James M. Spiezio
                                  -----------------------------------
                                  Name:  James M. Spiezio
                                  Title: President

                              STATE STREET BANK AND TRUST
                              COMPANY


                              By: /s/ Kenneth J. Mooney
                                  -----------------------------------
                                  Name:  Kenneth J. Mooney
                                  Title: Vice President







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